Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan of our report dated June 22, 2015 on the balance sheet of Surgery Partners, Inc., included in the Registration Statement (Form S-1 No. 333-206439) and related Prospectus of Surgery Partners, Inc. for the registration of common stock, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

October 5, 2015